EQUITY
RADIO
NETWORK   14605 N. Airport Dr., Suite 312, Scottsdale, AZ  85260
                    Phone:  602-483-8762; Fax: 602-483-8503


                 TRANSMISSION SERVICE AGREEMENT

This Agreement is effective as of _______________________, 1995, by and between Equity Radio Network Inc., a Arizona corporation having its principal office at 14605 N. Airport Dr., Suite 312, Scottsdale, AZ 85260 ("ERN") and USA Radio Network at 2290 Springlake Rd., Suite 107, Dallas, Texas 75234 ("Customer"). For and in consideration of the promises and covenants set forth in this Agreement, the parties hereby agree as follows:

1.   Primary ERN Services.

(a) Subject to the terms and conditions of this Agreement, ERN hereby agrees to provide to Customer, and Customer agrees to take from ERN, full time 24 hours, 7 days a week, space segment and audio uplink services on Satcom C-5, Transponder 15 DATS, 7.5 khz audio Channel 10-0.

2.   Customers Responsibilities.

(a) Customer understands that the quality of the original broadcast signal will impact the final transmission quality.

3.   Charges and Payment.

(a)  The charges for the Primary Services described in Paragraph
1 above will be $10,695.00 per month.

(b) The first month payment of $10,695.00 will be due before service is started.

(c) From time to time, ERN may buy back from the Customer satellite time on their full time channel. If ERN, so elects to buy back the satellite time, it will be at a rate of $50.00 per hour. However, under no circumstance, is ERN responsible, liable or required to buy back any time or is the Customer required to sell back the time.

(d) Payment for the monthly services shall be due on the 1st day of the month in which service is to be provided.

(e) Monthly bills will be rendered fifteen (15) days prior to due date. ERN will assess a late payment charge of 1.5 percent per month compounded monthly on payments not received by the payment due date or thirty (30) days after the date the bill is received, whichever is later. In addition, if any payment is not received when due, ERN shall be entitled to give written notice to Customer of ERN's intention to discontinue service.

(f) If Customer fails to bring its account with ERN current within fifteen (15) days after the date of receipt of such written notice, ERN shall have the right to discontinue all service to Customer without further notice and without liability or penalty of any kind on account of such termination. If service under this Agreement is terminated due to Customer nonpayment, service will be restored only when all outstanding invoices, regardless of due date, have been paid, and continued service thereafter will require that charges for the Primary Services be paid in advance.

4.   Service Availability and Liability.

(a) ERN shall not be responsible for monitoring the transmission of Customer's programming signals for content or compliance with FCC rules and regulations, or for any other purposes other than transmission integrity assurance.

(b) ERN shall not be responsible for any down time or other interruption of facilities or services not provided by ERN; acts of God or third parties or other causes beyond the reasonable control of ERN.

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(c)  In the event of transmission interruption due to the failure of ERN provided service, ERN will credit Customer on a prorated basis for the actual outages in excess of five (5) minutes.

(d) ERN agrees to use it's best efforts to provide the facilities and services ordered herein. However, ERN shall not be responsible for the failure to provide said services and facilities due to acts of God, labor disputes or any other reasons beyond ERN reasonable control.

5.   Terms and Termination.

(a) The Initial Term of service under this Agreement shall commence on August 28, 1995 and shall continue for a period of five years. Service under this agreement is non-cancelable except as provided in Paragraph 5(c) of this Agreement.

(b) If Customer elects not to renew this Agreement at the end of the Initial Term or a Renewal Term, Customer must deliver to ERN, a written notice, at least sixty (60) days prior to the expiration of such Initial or Renewal Term.

(c) Customer may terminate this Agreement, without penalty, upon thirty (30) days prior written notice if ERN fails to meet the quality standards set forth in Paragraph 1 of this Agreement, and fails to cure such failure within two (2) days of notice thereof. If Customer cancels, for any reason other than the reason stated within this Paragraph 5(c), Customer is responsible for the remaining balance of the Service Order.

(d) If for any reason, ERN defaults on their contract with GE American Communications, the supplier of the above channel described in Paragraph l(a), GE American Communications has specified in their contract with ERN that USA Radio Network can assume the life of the contract for the channel at the rate of $10,695.00 per month.

6.   Third Party Requirements.

(a) The. parties acknowledge and agree that, in providing satellite transmission services, ERN will be required to operate in accordance with the practices and procedures of the carrier from whom satellite Transponder space or other transmission facilities are utilized, and to the extent carrier practices and procedures are inconsistent with the terms of this Agreement such practices and procedures will control ERN performance hereunder.

(b) The satellite uplink transmission service to be provided by ERN under this Agreement are subject to regulation by the Federal
Communications Commission (the "FCC").

7.   Miscellaneous.

(a) Payment of the charges set forth in this Agreement entitles Customer to receive only the services expressly described in this Agreement as being covered by such charges, and all other extra or additional services which Customer may wish to obtain from ERN shall only be supplied to Customer at prices and on such other terms as may be agreed to between the parties.

(b) Customer will indemnify and hold ERN harmless from and against any and all claims, losses, liabilities, direct or consequential damages, costs and expenses, including reasonable attorney's fees, arising out of or related to the content of Customer's programming or other material furnished by Customer hereunder, including without limitation any claim for libel, slander or infringement of copyright. This indemnification shall survive any termination of this Agreement.

(c) Insofar as not inconsistent with Paragraph 7(b) above, ERN will indemnify and hold Customer harmless from and against any and all claims, losses, liabilities, damages, costs and expenses, including reasonable attorney's fees, arising out of or relating to the activities of ERN or its agents and employees in transmitting Customer's programming, including but not limited to failure to maintain necessary licenses or interference with a third party's transmissions. This indemnification shall survive any termination of this Agreement.

(d) Neither party has any authority to make any statement, representation, warranty or other commitment on behalf of the other party, and this Agreement does not create any agency, employment, partnership, joint venture or similar relationship between the parties.

(e) Neither party may assign any rights or obligations under this Agreement without the prior written consent of the other party, such consent is not to be unreasonably withheld, provided, however, that either party may assign its rights hereunder without the consent of the other party to any entity with which it may be merged or consolidated or which acquires all or substantially all of its assets, provided that such entity agrees to writing to assume all of the obligations of Customer or ERN, as the case may be, under this Agreement.

(f) All notices which either party may be required or desire to give to the other party under this Agreement shall be given by personal service or by registered or certified mail, return receipt requested, addressed to such party at its respective address as set forth at the beginning of this Agreement, or to such other address as a party may hereafter designate by proper written notice to the other party.

(g) No waiver of any breach of this Agreement shall constitute a waiver of any other breach of the same or any other provision of the Agreement, and no waiver shall be effective unless made in writing. In the event that any provisions of this Agreement shall be judged illegal or unenforceable by a court of competent jurisdiction, such provision shall be severed and the entire Agreement shall not fail but the balance of this Agreement shall continue in full force and effect.

(h) Customer and ERN acknowledge that they have read this entire Agreement and that this Agreement constitutes the entire understanding and contract between the parties hereto, and supersedes any and all prior or contemporaneous oral or written communications with respect to the subject matter hereof, all of which are merged herein. This Agreement shall not be modified, amended or in any way altered except by an instrument in writing signed by both of the parities hereto.

WHEREFORE, this Agreement shall take effect as of the date first written above when it has been executed below on each of two copies of duly authorized representatives of each party hereto.

EQUITY RADIO NETWORK, INC.



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DATE:
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USA RADIO NETWORK, INC.


/s/ David F. Reeder
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DAVID F. REEDER
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V.P./General Manager
USA Radio Network
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DATE:          August 16, 1995
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